EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Nova Measuring Instruments Ltd.:

We consent to the incorporation by reference into this Registration Statement on Form S-8 relating to the Company’s March 2004 Stock Option Plan 7C of our report dated April 11, 2006 relating to the consolidated financial statements of Nova Measuring Instruments Ltd. Appearing in its Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ BRIGHTMAN ALMAGOR & CO. BRIGHTMAN ALMAGOR & CO. Certified Public Accountants A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
September 18, 2006